                                                                   EXHIBIT 99(c)

                            SOLICITATION OF PROXIES
                 FOR THE 1999 ANNUAL MEETING OF SHAREHOLDERS OF

                                   PACIFICORP

                         FROM THE HOLDERS OF RECORD OF

                                        CUSIP
      Series                           Number
      ------                         -----------
      Serial Preferred Stock
        4.52% Series                 695114-20-7
        4.56% Series                 695114-30-6
        4.72% Series                 695114-40-5
        5.00% Series                 695114-60-3
        5 40% Series                 695114-70-2
        6.00% Series                 695114-80-1
        7.00% Series                 695114-88-4
      No Par Serial Preferred Stock
        $7.48 Series                 695114-65-2
        $7.70 Series                 695114-67-8
        $1.16 Series                 695114-73-6
        $1.18 Series                 695114-74-4
        $1.28 Series                 695114-75-1
      5% Preferred Stock             695114-50-4

                                                                     May 6, 1999

To Brokers, Dealers, Commercial Banks,
  Trust Companies and Other Nominees:

   We have been appointed by PacifiCorp, an Oregon corporation ("PacifiCorp"), to act collectively as Solicitation Agents with respect to the solicitation of proxies (the "Proxy Solicitation") from the holders of the PacifiCorp preferred stock specified above (collectively, the "Preferred Stock"), in connection with the 1999 annual meeting of shareholders of PacifiCorp (including any adjournments thereof, the "Annual Meeting") to, among other things:

    (i) consider and vote upon a proposal to approve alternate forms of an agreement and plan of merger (the "Merger Agreement") among PacifiCorp, Scottish Power plc and others (the "Merger Proposal"), and

    (ii) obtain the consent of a majority of the voting power of the Preferred Stock, voting together as a single class, to an increase of $5 billion in the amount of unsecured indebtedness permitted under PacifiCorp's Third Restated Articles of Incorporation (the "Unsecured Debt Consent").

   The Annual Meeting is being held on June 17, 1999, and the record date for the Annual Meeting is April 30, 1999 (the "Record Date").

  Special Cash Payments to Preferred Shareholders

   If, but only if, the Merger Proposal is approved at the Annual Meeting and all regulatory approvals specified in the Merger Agreement have been obtained, PacifiCorp will make a special cash payment in the amount of $ 1.00 per share ($0.25 per share for the $ 1.16, $ 1.18 and $1.28 Series of No Par Serial Preferred Stock (collectively, the "$25 Preferred Stock")) to each holder of record of Preferred Stock on the Record Date that voted FOR the Merger Proposal.

   If, but only if, the Unsecured Debt Consent is approved at the Annual Meeting, PacifiCorp will make a special cash payment in the amount of $ 1.00 per share ($0.25 per share for the $25 Preferred Stock) to each holder of record of Preferred Stock on the Record Date that voted FOR the Unsecured Debt Consent.

   The Board of Directors of PacifiCorp recommends voting in favor of the Merger Proposal and the Unsecured Debt Consent.

  Solicitation Fees

   If, but only if, the Merger Proposal is approved at the Annual Meeting and all regulatory approvals specified in the Merger Agreement have been obtained, PacifiCorp will pay to the designated Soliciting Dealer, including any of us, a solicitation fee of $1.00 per share ($0.25 for the $25 Preferred Stock) for each share of Preferred Stock that is voted "FOR" the Merger Proposal by a beneficial owner holding 2,500 or fewer shares of Preferred Stock of any series (unless such Preferred Stock is the $25 Preferred Stock, in which case 10,000 or fewer shares of $25 Preferred Stock of any series).

   If, but only if, the Unsecured Debt Consent is approved at the Annual Meeting, PacifiCorp will pay to the designated Soliciting Dealer, including any of us, a solicitation fee of $ 1.00 per share ($0.25 per share for the $25 Preferred Stock) for each share of Preferred Stock that is voted "FOR" the Unsecured Debt Consent by a beneficial owner holding 2,500 or fewer shares of Preferred Stock of any series (unless such Preferred Stock is the $25 Preferred Stock, in which case 10,000 or fewer shares of $25 Preferred Stock of any series).

   By accepting any solicitation fee, a person shall be deemed to have represented that: (i) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with such solicitation; (ii) it is entitled to such compensation for such solicitation under the terms and conditions of the Proxy Solicitation; (iii) in soliciting proxies, it has used no soliciting materials other than those furnished by PacifiCorp; and (iv) if it is a foreign broker or dealer not eligible for membership in the National Association of Securities Dealers, Inc. (the "NASD"), it has agreed to conform to the NASD's Conduct Rules in making solicitations of proxies.

   A Soliciting Dealer is (i) any broker or dealer in securities, including each of us in our capacity as a dealer or broker, that is a member of any national securities exchange or of the NASD, (ii) any foreign broker or dealer not eligible for membership in the NASD that agrees to conform to the NASD's Conduct Rules in making solicitations of proxies, or (iii) any bank or trust company.

   A designated Soliciting Dealer will include any Soliciting Dealer even when the activities of the Soliciting Dealer in connection with the Proxy Solicitation consist solely of forwarding to clients materials relating to the Annual Meeting, and voting "FOR" either the Merger Proposal or the Unsecured Debt Consent as directed by beneficial owners. No Soliciting Dealer is required to make any recommendation to holders of shares as to whether or not to vote "FOR" either proposal. No assumption is made, in making payment to any Soliciting Dealer, that its activities in connection with the Proxy Solicitation included any activities other than those described above, and for all purposes noted in all materials relating to the Proxy Solicitation, the term "solicit" means no more than processing proxies or forwarding to customers materials regarding the solicitation.

   No solicitation fee, other than solicitation fees payable to us as described in the Proxy Statement/Prospectus enclosed herewith, is payable to a Soliciting Dealer with respect to a vote "FOR" the Merger Proposal or the Unsecured Debt Consent unless the applicable Form of Proxy or Proxy Card-Preferred Stock designates such Soliciting Dealer. No solicitation fee is payable to a Soliciting Dealer in respect of shares registered in the name of the Soliciting Dealer unless the shares are held by the Soliciting Dealer as nominee and a vote is being made, or a proxy in respect thereof is being granted, with respect to the shares of one or more beneficial owners identified on the applicable Form of Proxy. No solicitation fee is payable to a Soliciting Dealer if the Soliciting Dealer is required for any reason to transfer any portion of the fee to a beneficial holder. No solicitation fee will be paid to a Soliciting Dealer with respect to shares of Preferred Stock held for its own account or shares beneficially owned by the Soliciting Dealer. No broker, dealer, commercial bank, trust company or other nominee is an agent of PacifiCorp, the Information Agent or the Co-Solicitation Agents for purposes of this solicitation.

   All questions as to the validity, form and eligibility (including time of receipt) of any designation of a Soliciting Dealer will be determined by PacifiCorp, in its sole discretion, which determination will be final and binding. Neither PacifiCorp nor any other person will be under any duty to give notification of any defects or irregularities in any designation of a Soliciting Dealer or incur any liability for failure to give such notification.

  Miscellaneous

   For your information and for forwarding to your clients, we are enclosing the following:

     1. The Notice of Annual Meeting and Proxy Statement/Prospectus, dated May 6, 1999.

     2. A Form of Proxy relating to the Preferred Stock.

    3. A form of letter that may be sent to your clients in order to obtain your clients' instructions with respect to their vote and their designation of a Soliciting Dealer.

     4. Summary Listing Particulars, as amended.

     5. PacifiCorp's Annual Report on Form 10-K/A for the year ended December 31, 1998.

     6. A return envelope.

   PLEASE BRING THE PROXY SOLICITATION TO THE ATTENTION OF YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PacifiCorp will reimburse you for your reasonable out-of-pocket expenses.

   Questions with respect to completing and submitting the Form of Proxy and requests for additional copies of the enclosed materials should be directed to the Information Agent, Innisfree M&A Incorporated, at 212-750-5833.

   Questions regarding the terms of this proxy solicitation, including the special cash payments, should be directed to the Co-Solicitation Agents, Salomon Smith Barney (212-723-6106 or 800-558-3745), Donaldson, Lufkin &
Jenrette (212-892-2964 or 800-334-1604) and PaineWebber (      [or       l).

                                          Very truly yours,

                                          Salomon Smith Barney Inc.
                                          Donaldson, Lufkin & Jenrette
                                          Securities Corporation
                                          PaineWebber Incorporated

                                          as Co-Solicitation Agents

                                 FORM OF PROXY

                                 IN RESPECT OF

                           PACIFICORP PREFERRED STOCK

                             IN CONNECTION WITH THE

                         VOTE AND SPECIAL CASH PAYMENTS

                                  RELATING TO

                                   PACIFICORP
                 ANNUAL MEETING OF SHAREHOLDERS, JUNE 17, 1999
                          RECORD DATE: APRIL 30, 1999

             To vote, this Form of Proxy must be delivered only to PacifiCorp c/o Innisfree M&A Incorporated as Information Agent

 Facsimile Transmission Number:    By Hand/Overnight Delivery       By Registered or Certified Mail
        (212) 750-5799

       Confirm Receipt of                    PacifiCorp                        PacifiCorp
     Facsimile by Telephone        c/o Innisfree M&A Incorporated    c/o Innisfree M&A Incorporated
        (212) 750-5095             501 Madison Avenue, 20th Floor    501 Madison Avenue, 20th Floor
                                        New York, NY  10022                New York, NY  10022

  For further information with respect to this proxy solicitation, please call Innisfree M&A Incorporated toll-free at 877-750-2689 (banks and brokers call collect at 212-750-5833)

________________________________________________________________________________
                            -IMPORTANT INFORMATION-

THIS FORM OF PROXY MUST BE RECEIVED BY THE INFORMATION AGENT NO LATER THAN JUNE
           17, 1999 AT 11:30 AM, NEW YORK TIME (1:30 PM, UTAH TIME).

  THE SPECIAL CASH PAYMENT FOR EACH OF ITEM 1 AND ITEM 4 WILL BE MADE TO THE PREFERRED SHAREHOLDERS AS OF THE RECORD DATE ONLY IN RESPECT OF EACH SHARE OF
PREFERRED STOCK WHICH IS VOTED FOR THE APPROVAL OF THE APPLICABLE ITEM AND ONLY
 IF SUCH APPLICABLE ITEM IS APPROVED AND ADOPTED, IN EACH CASE SUBJECT TO THE
    TERMS AND CONDITIONS AS MORE FULLY DESCRIBED IN THE ACCOMPANYING PROXY
                             STATEMENT/PROSPECTUS.

 PLEASE REFER TO THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS FOR FULL DETAILS
               REGARDING THE VOTE AND THE SPECIAL CASH PAYMENTS.
________________________________________________________________________________

This Form of Proxy should not be delivered to any person other than the above-named Information Agent. HOLDERS SHOULD NOT TENDER OR DELIVER SECURITIES AT ANY TIME.

Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders

The undersigned hereby appoints Keith R. McKennon and Richard T. O'Brien, and each of them, proxies with power of substitution, to vote in behalf of the undersigned at the Annual Meeting of Shareholders of PacifiCorp on June 17, 1999, and at any adjournment thereof, all shares of the undersigned in PacifiCorp. The shares represented by this proxy will be voted in accordance with instructions, if given. If no instructions are given, they will be voted FOR the approval of the merger proposal, FOR the directors, FOR the independent auditor, and FOR the unsecured debt consent as described below. The proxies may vote in their discretion as to other matters that may come before the meeting.

Item 1.  Proposal to approve, as alternatives:

         (1) The Agreement and Plan of Merger, dated as of December 6, 1998, by and among Scottish Power plc, NA General Partnership and PacifiCorp, as amended; and
         (2) The Amended and Restated Agreement and Plan of Merger, dated as of February 23, 1999, by and among New Scottish Power plc, Scottish Power plc, NA General Partnership and PacifiCorp

             FOR                AGAINST                 ABSTAIN

Item 2.  Election of two Directors in Class III

             FOR                WITHHOLD                FOR ALL
                                                        EXCEPT

                Nominees.        Class III--Nancy Wilgenbusch and Peter I. Wold.
                      (To withhold your vote for a particular nominee, mark the "For All Except" box and strike a line through the nominee's name in the list above).

Item 3.  Approval of Deloitte & Touche LLP as independent auditor

             FOR                AGAINST                 ABSTAIN

Item 4. Consent, under Article III, Section 18(b) of the Articles, to the issuance by PacifiCorp from time-to-time of up to $5 billion of unsecured notes, debentures or other securities representing unsecured indebtedness, in addition to the amount of unsecured indebtedness otherwise permitted thereunder.

             FOR                AGAINST                 ABSTAIN


IMPORTANT--READ CAREFULLY: Holder(s) must execute this Form of Proxy exactly as their name(s) appear(s) on the securities. DTC Participant(s) must execute this Form of Proxy exactly as their name(s) appear on the DTC position listing as of the Record Date. If securities to which this Form of Proxy relates are held of record by two or more joint holders, all such holders must sign this Form of Proxy. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and must be prepared to submit proper evidence satisfactory to PacifiCorp of such person's authority to so act.

________________________________________________________________________________
You must complete the following with respect to this Form of Proxy:

Name of Preferred Stock:______________________
CUSIP number of Preferred Stock:________________
Number of Shares:_____________________
________________________________________________________________________________


________________________________________________________________________________
                                   SIGN HERE

Signature(s): _______________________________________________________________

Dated: ___________________________

Name(s): ______________________________________________________________________

______________________________________________________________________________

Capacity: _____________________________________________________________________

Address (include zip code): __________________________________________________

______________________________________________________________________________

Telephone Number (     ) ________________________

Tax Identification or Social Security No. _______________________
________________________________________________________________________________

COMPLETE ONLY IF APPLICABLE:

                          NOTICE OF SOLICITED PROXIES

     As described in the Proxy Statement/Prospectus, dated May 6, 1999, PacifiCorp will pay, in the amounts and on the terms and conditions set forth in such Proxy Statement/Prospectus, solicitation fees to designated Soliciting Dealers (as defined in such Proxy Statement/Prospectus). Soliciting Dealers are only eligible for solicitation fees if they solicited the proxy of a beneficial owner of 2,500 or fewer shares of PacifiCorp Preferred Stock of any series (unless such Preferred Stock is the $1.16, $1.18 or $1.28 Series of No Par Serial Preferred Stock, in which case 10,000 or fewer shares of any such series).

     The above signed represents that the Soliciting Dealer who solicited and obtained this proxy is:

Name of Firm: _______________________________________________________________

Name of Broker: __________________________________

Telephone Number of Broker: ________________________________

Identification Number (if known): ____________________________________________

Address (include zip code): __________________________________________________

______________________________________________________________________________

     If the Soliciting Dealer specified above holds as a custodian the shares of PacifiCorp Preferred Stock specified herein, please specify below each beneficial owner of shares of PacifiCorp Preferred Stock (or applicable account number) whose proxy you have solicited. Any questions as to what constitutes beneficial ownership should be directed to the Information Agent. If the space below is inadequate, attach a separate signed schedule using the same format. Soliciting Dealers are only eligible for solicitation fees if they solicited the proxy of a beneficial owner of 2,500 or fewer shares of PacifiCorp Preferred Stock of any series (unless such Preferred Stock is the $1.16, $1.18 or $1.28 Series of No Par Serial Preferred Stock, in which case 10,000 or fewer shares of any such series).

  __________________________________________________________________________
       Name or Account Number of                      Number of Shares
           Beneficial Owner
  __________________________________________________________________________

  __________________________________________________________________________

  __________________________________________________________________________

  __________________________________________________________________________

  __________________________________________________________________________

  __________________________________________________________________________

     The acceptance of compensation by such Soliciting Dealer will constitute a representation by it that (a) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with such solicitation; (b) it is entitled to such compensation for such solicitation under the terms and conditions of such Proxy Statement/Prospectus; (c) in soliciting a proxy, it has used no solicitation materials other than those furnished by PacifiCorp; and (d) if it is a foreign broker or dealer not eligible for membership in the National Association of Securities Dealers, Inc. (the "NASD"), it has agreed to conform to the NASD's Conduct Rules in making solicitations of proxies.



                     SOLICITATION FEE PAYMENT INSTRUCTIONS

ISSUE CHECK TO:

Firm: ________________________________________________________________________
Attention: ___________________________________________________________________
Address (include zip code): __________________________________________________
______________________________________________________________________________
Phone Number: ________________________________________________________________
Taxpayer Identification or Social Security No. _______________________________